                                 EXHIBIT NO. 21

                 SUBSIDIARIES OF THE STANDARD PRODUCTS COMPANY
                 ---------------------------------------------

The following is a list of all subsidiaries of the Registrant as of June 30, 1994.

                                                   Jurisdiction
                                                     In Which
          Name                                     Incorporated
- - ------------------------                           ------------
Admiral Retread Equipment, Inc.                    Ohio

"5" Rubber Corporation                             Pennsylvania

Rubber Industrial Holding Company                  Delaware

La Riviere Corporation                             Pennsylvania

Holm Industries, Inc.                              Indiana

Nisco Holding Company                              Delaware

Oliver Europa                                      United Kingdom

Oliver Rubber Company                              California

Standard Products International                    France

Standard Products Industriel                       France

Societe Lillebonnaise de Caoutchoucs               France

Standard Products Atlantic                         France

Central Auto                                       France

Standard Products Limited                          United Kingdom

Standard Products (Canada) Limited                 Dominion of Canada

Standard Products International, Inc.              Delaware

Westborn Service Center, Inc.                      Michigan

Union Trucking Company                             Michigan